Exhibit 4.3

VCP - CORPORATE	Code	PO.03.02.001
Operational Standard	Revision	10
Title:	Area	Procurement
PROCUREMENT

1.        OBJECTIVE / EXPECTED OUTCOMES

Establish procedures for the procurement process, ensuring its quality and reliability.

2.        DEFINITIONS

2.1 -               ABBREVIATIONS

RC - Request for purchase.

PC - Purchase order.

SC - Request for quotation.

PO - Purchase order.

AF - Supply agreement.

PR - Shipping schedule.

DC - Procurement document.

e-VCP - Supplies B2B e-commerce platform

2.2 -               REQUEST FOR PURCHASE (RC)

Electronic document filled out and approved via SAP requesting a purchase to the Supplies department.

2.3 -                REQUEST FOR QUOTATION (SC)

Document issued in order to obtain and register the values proposed for the supply of materials or services.  The quotes requested by VCP can be sent electronically in a PDF file or in a password-protected file, and via e-VCP.

2.4 -              PURCHASE ORDER (PC)

Document requesting a purchase to the suppliers (domestic market), containing all the information necessary so that the supplier can deliver the material/service according to our needs.

2.5 -                PURCHASE ORDER (PO)

Document requesting a purchase to the suppliers (import), containing all the information necessary so that the supplier can deliver the material according to our needs.

Prepared by: Ana Carolina Henriques Mendes	Confidentiality: Internal Business Use	Approved by: Roberto Bento Vidal

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2.6 -                SUPPLY AGREEMENT

Document containing a price list of materials or services that may be. It does not imply a formal commitment to purchase, but its purpose is to simplify the consumption expectation process.

2.7 -                SHIPPING SCHEDULE

Document with the same characteristics of the Purchase Order to be used in situations where deliveries occur frequently and in quantities and delivery dates that are established over time. Its purpose is to simplify the repetitive purchasing process of raw materials, packaging, and supplies.

2.8 -                PROCUREMENT DOCUMENT

Designation for Purchase Order, Supply Agreement, Shipping Program, or Legal Contract.

2.9 -        e-VCP

An electronic portal for B2B (Business to Business) supplies transactions, that is connected to the SAP system. Its scope of action is determined by the number of suppliers qualified by VCP that have the Internet available to operate.

3.        OPERATIONS

3.1 -            CONDITIONS AND MATERIALS REQUIRED

3.1.1 - MATERIALS AND EQUIPMENT

Not applicable.

3.1.2 - SAFETY / ENVIRONMENT

Not applicable.

3.1.3 - OTHERS

SAP system available and Internet operating.

3.2 -            DESCRIPTION OF ACTIVITIES

3.2.1 -       PURCHASE OF MATERIALS OR SERVICES

a)         PROCESS FOR GETTING A QUOTE

a.1 -               The buyer receives a previously approved electronic RC and runs a critical analysis on it comparing the RC requirements with the material/service specifications, making sure that it allows for the quotation process.

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NOTE 1:            For the supply agreement and shipping schedule, the buyer receives from the producing unit a spreadsheet of consumption materials of the previous period or identifies purchasing opportunities.

a.2 -               All purchases must have at least three quotations, except in the following situations:

1)    The supplier is chosen for its technical qualification by the requesting area, which means that the supplier’s specific code is stated on the material’s description.

2)    The supplier has a corporate agreement with the Votorantim Group.

3)    ZU type RCs - urgent requests for purchase at which time the quotation becomes optional.

NOTE 2:            The choice of a supplier that does not submit the best price should be formally justified by the area and manager responsible.

NOTE 3:            The quotation process should have the following supporting documentation:

1)    Electronic file (SAP: e-Votorantim or own control file) or

2)    Documents proving the information of the supplier that participated in the bidding process.

b) CREATION AND APPROVAL OF PURCHASE DOCUMENT

b.1. -           The buyer creates an electronic procurement document in SAP (PC - ME21N, AF - ME31K, or PR - ME31L) with reference to the SC, RC, spreadsheets of consumption, or model document.

b.2 -              Buyers issue procurement documents in SAP according to PO.03.02.001 (Procurement) in compliance with the Tolerance caps as stated in LT.03.02.027.

b.3 -              The procurement document is approved electronically in the system in accordance with the criteria defined in PC.00.009.

NOTE 4:            When there is a renegotiation with the supplier and/or correction of any differences that change the value of the document, the original strategy will be displaced and a new approval process will be started for the PC/AF, or PR.

NOTE 5:            When there is a surplus greater than that established by LT.03.02.027, the buyer must ask the requester to issue a new RC - Request for Purchase, which once approved according to procedure rules, should be included in the Procurement Document in order to rectify the surplus.

NOTE 6:            If the requester does not approve the surplus, it should be returned to the supplier upon receipt by means of a Return Invoice issued by the physical/fiscal receipt area.

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NOTE 7:               The administration of the ICMS, IPI, and Replacement Tax exception tables is restricted to the Tax Department. For new additions or changes, the buyers should notify the Tax Department, which analyzes the Agreements and updates the table in accordance with legislation.

c)         DISTRIBUTION OF PROCUREMENT DOCUMENTS (DC)

c.1 -                When printing procurement documents, the system automatically sends them to the supplier via e-VCP, or they can be sent via fax or mail when necessary.

c.2 -                For cases of Purchase Orders, the PO should be issued and sent to its supplier and to the customs clearance agent.

d)        SUPPLY AGREEMENTS / SHIPPING SCHEDULES

d.1 -               The buyer agrees with the supplier on the commercial terms as well as the forecast of purchase/consumption of the materials/services.

d.2 -               The contract manager issues the purchase order based on the supply agreement, and for the shipping schedule the system suggests the division, which is released by the materials scheduler according to the unit’s need.

d.3 -               Shipping schedules cannot be issued for items considered to be in development (DMP - samples). Purchase orders must be issued in these cases.

e)         UPDATING SHIPPING SCHEDULES / SUPPLY AGREEMENTS

The shipping schedules and supply agreements are checked as for their validity date and commercial terms and are updated in the SAP system accordingly.

f)           CHANGING THE SUPPLIERS’ LEGAL NAME

When there is change in the legal name of a controlled supplier, the buyer must request the unit to revise its respective list of qualified suppliers.

3.3 -                ACTIONS IN CASE OF ABNORMALITIES

Problems with SAP: SAP help desk.

3.4 —       INDICATORS

Not applicable

4.        ANNEXES

Annex 1 - Flowchart of simplified purchase process via e-VCP.

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ANNEX 1

FLOWCHART OF SIMPLIFIED PURCHASE PROCESS VIA e-VCP

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ANNEX 1

FLOWCHART OF SIMPLIFIED PURCHASE PROCESS VIA e-VCP

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VCP - CORPORATE	Code	PO.03.02.005
Operational Standard	Revision	11
Title:	Area	GGLI/Supplies
APPROVAL OF VCP SUPPLIERS

1. OBJECTIVE/EXPECTED OUTCOMES

Define a system for approving VCP suppliers, taking into account the risks associated with this supply (financial, labor, technical, social, safety, environmental, and commercial).

Ensure risks related to such supply are identified and mitigated so as not to compromise the quality of VCP’s final product.

2. DEFINITIONS

RHF - Request for Approval of Suppliers (FO.03.02.004).

RRHF - Request for Re-approval of Suppliers (FO.03.02. 027).

3. OPERATIONS

3.1 - CONDITIONS AND MATERIALS REQUIRED

3.1.1 - MATERIALS & EQUIPMENT

Not applicable.

3.1.2 - SAFETY & ENVIRONMENT

Not applicable.

3.1.3 - OTHERS

a)      SAP system available, DOL (documents online) system and document scanning Software.

b)      Suppliers considered as strategic and that require approval are those that fall into at least one of the following cases:

b.1 -      Suppliers with amounts received from VCP with a history of more than R$ 1MM (one million reais) in a year.

b.2 -      Suppliers controlled by Technical Lists and from the plants and the logistics department, including the sale of scrap.

b.3 -      Listed engineering suppliers (vendor list)

b.4 -      Service providers

b.5 -      Suppliers based on users demand

c)       The following categories will not require approvals:

c.1 - Banks, State Enterprises, Votorantim Group Companies, Consulting Companies, and Electric Power Companies.

d) CONDITIONS

All approval requests should be sent first to the Supplies Support Team, including Transportation Services.

All technical evaluations rated as HIGH RISK in their final assessments shall be reassessed and shall be disapproved if the rating is not lowered.

e)        DOCUMENTATION NEEDED FOR INITIAL ASSESSMENT AND REASSESSMENTS BY ACTIVITY

e.1 -          Suppliers of raw materials, inputs, packaging, and measurement and calibration services (Manufacturing and Forestry):

Activity	Evaluation	Documentation	Revaluation	Documentation
Financial Assessment	YES	Balance Sheet of the last two years or Annex 1 completely filled out (when there is no balance sheet) and SCI and Credit Report (SERASA).	YES	SCI and SERASA
Legal/Labor Assessment	NO	N.A.	NO	N.A.
Social Responsibility Assessment	YES	FO.03.02.026	YES	FO.03.02.026 filled out
Technical & Quality Assessment (**)	YES	Certificates or Checklist (FO.03.02.002) or Brief of development approved by the unit.	YES	Certificate or Specific Checklist.
SST Assessment	NO	N.A.	NO	N.A.
Environmental Assessment	NO	N.A.	NO	N.A.
Commercial Assessment	YES	N.A.	YES	Note of performance appraisal in SAP

e.2 -        Suppliers of Internal Services (Industrial and Forestry): NOTE 1: This includes the People Transportation Service.

e.2.1 -           Permanent, frequent (more than 2 times/year) or long-term (more than 5 days).

Activity	Evaluation	Documentation	Revaluation	Documentation
Financial Assessment	YES	Balance Sheet of the last two years or Annex 1 completely filled out (when there is no balance sheet) and SCI and Credit Report (SERASA).	YES	SCI and SERASA
Legal/Labor Assessment	YES	FO.01.03.002	YES	FO.01.03.002
Social Responsibility Assessment	YES	FO.03.02.0026	YES	FO.03.02.026
Technical & Quality Assessment (**)	YES	Certificates or Specific Checklist of area	YES	Certificate or Specific Checklist.
SST Assessment	YES	Specific Checklist and Certificates	YES	Certificate or Specific Checklist.
Environmental Assessment (*)	YES	Certificates or FO.03.02.010	NO	N.A.
Commercial Assessment	YES	N.A.	YES	Note of performance appraisal in SAP

(*) Only for Waste Collection and Disposal.

e.2.2 -             Services that are not Permanent, only once in a while (up to 2 times/year) or of short duration (up to 5 days)

Activity	Evaluation	Documentation	Revaluation	Documentation
Financial Assessment	YES	SCI and SERASA	YES	SCI and SERASA
Legal/Labor Assessment	YES	Specific form for area FO.01.03.002	YES	FO.01.03.002
Social Responsibility Assessment	NO	N.A.	YES	FO.03.02.026
Technical and Quality Assessment (**)	NO	N.A.	NO	N.A.
SST Assessment	YES	Checklist, Certificates.	YES	Checklist & Certificates
Environmental Assessment (*)	YES	Certificates or form FO.03.02.010 filled out	NO	N.A.
Commercial Assessment	YES	N.A.	NO	N.A.

(*) Only for Waste Collection and Disposal

e.3 - Suppliers of Materials with contract and Equipment:

Activity	Evaluation	Documentation	Revaluation	Documentation
Financial Assessment	YES	Balance Sheet of last 2 years or Annex 1 filled out (when there is no Balance Sheet) and SCI and SERASA.	YES	SCI and SERASA
Legal/Labor Assessment	NO	N.A.	NO	N.A.
Social Responsibility Assessment	YES	FO.03.02.026	YES	FO.03.02.026 filled out
Technical and Quality Assessment (**)	YES	Certificates or Specific Checklist of area.	YES	Certificate or Checklist
SST Assessment	NO	N.A.	NO	N.A.
Environmental Assessment (*)	NO	N.A.	NO	N.A.
Commercial Assessment	YES	N.A.	YES	Note of supplier’s performance appraisal in SAP.

e.4 - Providers of Transportation Services:

Activity	Evaluation	Documentation	Revaluation	Documentation
Financial Assessment	YES	Balance Sheet of last 2 years or Annex 1 filled out (when there is no Balance Sheet) and SCI and SERASA	YES	SCI and SERASA
Legal/Labor Assessment	YES	FO.01.03.002	YES	FO.01.03.002
Social Responsibility Assessment	YES	FO.03.02.026	YES	FO.03.02.026
Technical and Quality Assessment (**)	YES	Certificates or Specific Checklist of area.	YES	Certificate or Checklist
SST Assessment	YES	Checklist or Certificates	YES	Checklist & Certificates
Environmental Assessment (*)	YES	Applicable License and Registrations	YES	Applicable license and services
Commercial Assessment	YES	N.A.	YES	N.A.

e.5 - Suppliers (Clients) of Scrap (Sale of scrap, waste, savings, etc.)

R	Activity	Evaluation	Documentation	Revaluation	Documentation
	Financial Assessment	YES	Balance Sheet of last 2 years or Annex 1 filled out (when there is no balance sheet) and SCI and SERASA	YES	SCI and SERASA
	Legal/Labor Assessment	YES	FO.01.03.002	NO	N.A.
	Social Responsibility Assessment	YES	FO.03.02.026	YES	FO.03.02.026
	Technical and Quality Assessment (**)	YES	Certificates or Specific Checklist of area.	YES	Certificate or Checklist
	SST Assessment	YES	Checklist or Certificates.	NO	N.A.
	Environmental Assessment (*)	YES	Applicable License & Registrations	YES	Applicable license and services
	Commercial Assessment	YES	N.A.	NO	N.A.

3.2 - DESCRIPTION OF ACTIVITIES

3.2.1 - PROCESS

For the suppliers that must be approved, the buyer can only place an order, shipping schedule, or supply arrangement for those that have an RHF or RRHF in progress or that have a signature from the General Manager.

The approval and revaluation process shall follow the flowchart (Appendix 2).

a) DEADLINES

a.1 - ACTIVITIES

All assessments (Financial, Legal/Labor, Social Responsibility, Technical & Quality, Occupational Health & Safety, Environmental, and Commercial) shall be completed within 45 (forty-five) calendar days.

a.2 - APPROVAL

Each final status of the RHF or RRHF (Pass or Fail) should keep to the following deadlines for re-approval:

a.2.1 - Passed: within 2 (two) years.

a.2.2 - Failed: CSC will be requested to block the supplier, but it may present the documentation required for a new approval at any time.

a.3 - CERTIFICATES

The suppliers controlled by Technical Lists and that have certificates with different validity than the approval of the RQF or RRQF should be requested 2 months after their termination date.

b) RESPONSIBILITIES

b.1 - ACTIVITIES

Assessment reports (Financial, Legal/Labor, Social Responsibility, Technical & Quality, Occupational Health & Safety, Environmental, and Commercial) are the responsibility of the area doing the evaluations according to Table 1 below.

Each area doing the evaluations should complete the report with a rating that represents the risk level VCP may face if deciding to buy from this supplier. In support of the rating, the area will submit a report justifying the analysis.

TABLE 1

ACTIVITIES	PERSON RESPONSIBLE FOR ANALYSIS	POSITION REVIEWED
Financial Assessment	Credit & Collection	Director / Manager / Analyst
Legal/Labor Assessment	Relationship with employees (corporate)	Lawyer / Analyst
Social Responsibility Assessment	Communication & Social Responsibility (Corporate)	Consultant
Technical & Quality Assessment	Requesting User / Supplies Support Team (*)	Managers / Coordinator
SST Assessment	Health & Safety (local and corporate)	Coordinator / Engineer / Technician / Assistant
Environmental Assessment	Environment (corporate)	Technician / Assistant
Commercial Assessment	Supplies (Category A and Central)	Manager / Coordinator / Buyer
Final approval of RQF or RRQF	Supplies Support Team	Coordinator
Information / Communication with suppliers	Supplies Support Team	Coordinator / Analyst / Assistant

(*)            If the Requesting User or person involved does not feel comfortable in doing the technical assessment, he/she should schedule in advance a meeting with technicians, specialists, or whoever is considered necessary for this assessment to be completed.

NOTE 2:            In order to avoid problems in contracting suppliers without approval, before sending Invitation Letters to suppliers, the area responsible for issuing the Letters should check with the Support Team the approval’s current status.

b.2 - APPROVAL

Every documentation from the supplier shall be the responsibility of the Supplies Support Team, as well as the opening of RHF, sending documentation to the responsible areas, following up on receipts, completing the process, and controlling indicators.

The Completion of the process, which means making the final decision to approve or not the supplier, is the responsibility of the Supplies Support Team and shall take into consideration the formula and conditions below:

Sum of Ratings Received	=	> 70% approved
Sum of Total of Maximum Ratings		< or = 70% not approved

If the supplier is not approved, but it is necessary to keep it as a supplier, the process will be referred to the Approval Committee.

The Committee meets twice a month and works in a collegiate format, which means that decisions are taken by consensus of all participants. Even if the summoned participants do not have a project to be submitted, they must contribute by participating in all Committees.  If they are unable to attend, they should send a representative. The Committee’s goal is to discuss the approval or not of suppliers who are currently providing services that are not adapted to be approved by the determined criteria, which means that they have some high risk rating or a total score below 70%. The table lists the participants summoned:

ASSESSMENT	DEPARTMENT	POSITION
• Technical	• Corporate Engineering • Forestry • Factory	• General Manager • General Manager • General Manager
• Financial	• Finance	• General Manager
• Commercial	• GGLI	• General Manager • Manager • Manager
• Legal	• Contract Management	• Manager
• Environment • SST • Social Responsibility	• DHO • DHO • DHO	• General Manager
• Consolidation	• Procurement	• Coordinator

c)  CONTROL

It is the responsibility of the Suppliers Support Team to issue indicators for the monitoring of suppliers approval.

3.2.2 -               Approved suppliers are electronically linked to their materials through the system based on lists of suppliers approved according to PO.03.02.006, preventing purchases from suppliers that are not approved, and this activity is the responsibility of the managers of Technical Lists.

3.3 - ACTIONS IN CASE OF ABNORMALITIES

3.3.1 - Problems with SAP’s operations, contact Help Desk.

3.3.2 - Problems with access to scanned documents, contact Local IT department

3.4 - INDICATORS

All indicators are the responsibilities of the Supplies Support Team.

3.4.1 - RQFs finished in the month

3.4.2 - RQFs on hold, requesting necessary documents

3.4.3 - RQFs in progress

4. ANNEXES

Annex 1 - Financial Statement Report - Supplier Qualification — Financial Data

Annex 2 - Flowchart of Supplier Qualification and Re-Qualification Process

ANNEX 1

FINANCIAL STATEMENT REPORT - APPROVAL OF SUPPLIERS - FINANCIAL DATA

The suppliers management group will send this Statement to the Supplier if it lacks the Balance Sheet.

	QUALIFICATION OF SUPPLIERS Sheet
	FINANCIAL DATA	1

Company:
CNPJ:	RQF No.

ALL FINANCIAL DATA LISTED BELOW IS EXTREMELY IMPORTANT AND SHOULD BE FILLED OUT COMPLETELY FOR A BETTER FINANCIAL ASSESSMENT OF YOUR COMPANY SINCE THE BALANCE SHEET WAS NOT SUBMITTED NOR THE TRIAL BALANCE SHEET.

FINANCIAL STATEMENTS OF THE LAST THREE YEARS:

	/ /	/ /	/ /
BALANCES:
BANKS
ACCOUNTS RECEIVABLE
INVENTORY
LONG-TERM RECEIVABLES/RIGHTS
PROPERTY, PLANT, & EQUIPMENT
SUPPLIERS
LOANS/FINANCING
TAXES PAYABLE
LONG TERM ACCOUNTS PAYABLE
NET WORTH
TOTAL:
FROM SALES
FROM PURCHASES
OTHER INCOME
OTHER EXPENSES
COST OF SALES
PROFIT / LOSS FROM OPERATIONS
NET PROFIT / LOSS

DOES COMPANY OWN ITS SITE?	CAPITAL: R$
YES NO	AVERAGE ANNUAL INCOME: R$

SIGNATURE OF PERSON RESPONSIBLE AND COMPANY STAMP

NAME:	SIGNATURE:

ANNEX 2

FLOWCHART OF APPROVAL PROCESS

VCP - CORPORATE	Code	PC.01.012
Corporate Policy	Revision	01
Title:	Area	CRTS
Contracting Providers

1. OBJECTIVE

Define corporate guidelines for contracting providers by the companies that make up the economic group led by VCP and preserve the company’s interests with notes of preventive actions in order to minimize legal and administrative risks.

2. SCOPE

Applicable in the following contracting categories:

2.1 - Assignment as a contractor for civil construction work

2.2 - Assignment as a contractor in general

2.3 - Logistics services when executed through the assignment of manpower

NOTE: The modality of contracting service providers, which is absent from this document, is included in PO.01.04.013 (Hiring Temporary Staff) or PO.01.04.012 (Hiring staff for a specified period).

3. DEFINITIONS

3.1 - CIVIL CONSTRUCTION WORK

Civil construction work is understood to be the modality of hiring manpower to be used to carry out the services or execute the construction, demolition, or remodeling tasks as per PO.01.03.001. (Contracting Providers - Civil Construction).

3.2 - ASSIGNMENT AS A CONTRACTOR IN GENERAL

The assignment as a contractor in general is understood to include hiring providers, suppliers of manpower, in the modalities of assignment as a contractor to perform any service that involves carrying out VCP’s “support activity” not included in its own policies.

3.3 - LOGISTICS SERVICE PROVIDER (PSL)

PSLs are defined as suppliers who operate in providing the following services (domestic or international):

a) Road transport

b) Rail transport

c) River transport

d) Brazilian coast shipping (cabotage)

e) Cross-oceanic shipping (international)

f) Air transport

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TOTAL DOCUMENT REVIEW

g) Handling of raw materials, intermediate products, and finished products

h) Integrated logistics provider

i) Handling of lumber

j) Customs broker, according to PO.03.03.003 (Contracting of Logistics Service Provider)

3.4 - SERVICES DELIVERED BY PROVIDERS

Generic term used to identify any contracting of an activity provided through manpower without an employment contract with companies that are part of the economic group led by VCP, except for those provided through temporary workers under the terms of PO.01.04.013.

3.5 - ASSIGNMENT OF MANPOWER

It is the placement of workers for the use of the contracting party, on their own premises or on those of third parties, for the provision of ongoing services, related or not to the contracting party’s main activity, whatever may be the nature and form of contracting.

3.5.1 -         Third-party facilities: those appointed by the contracting party other than their own and that do not belong to the service provider.

3.5.2 -         Ongoing services: these services constitute a permanent necessity on the part of the contracting party that are repeated regularly or systematically, whether or not they are related to its main activity, even if its execution is carried out intermittently or by different workers.

3.6 - CONTRACTING PARTY

Company that is part of the economic group led by VCP.

3.7 - CONTRACTED PARTY

It is the provider to which the contracting party delegates the execution of tasks or predetermined services agreed upon through service contracts or purchase orders.

3.8 - SUBCONTRACTOR

This is the term used to designate the outsourcer the provider, with the contracting party’s prior approval, transfers part of a specific task or predetermined service to, and a service and equipment contract is always executed.

3.9 - MAIN ACTIVITY AND SUPPORT ACTIVITY

The company’s “main activity” is the activity stated in its business purpose, while the “support activity” represents the accessory activities or ones extraneous to them.

3.10 -INDEPENDENT WORKER - INDIVIDUAL TAXPAYER

Individuals who habitually exercise, without any employment contract, paid professional activity, regularly registered and licensed with the respective municipality and Social Security.

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3.11 - GGLI - General Management of Integrated Logistics

3.12 - CRTS - Consulting on Labor Relations and Unions

3.13 - GJU - Legal Management

3.14 - CGP - People Management Cell

4. GUIDELINES

4.1 - CONTRACTING OF SERVICE PROVIDERS

4.1.1 - PRESERVATION OF THE MAIN ACTIVITIES

The services contracted cannot coincide in whole or in part with the contracting party’s so called “main activities”.

For purposes of this policy, a “main activity” shall be considered the activity stated in the business purpose of the Contract or Company By-laws of Votorantim Celulose e Papel S.A., which means the industry and trade of pulp, paper, cardboard, and any other products derived from these materials.

4.1.2 - SUBORDINATION

During the term of the contract, the services may be supervised and monitored exclusively by agents or by the owner of the Contracted Party or Subcontractor, where applicable.

4.1.2.1 -        The professionals of the contracting party are barred from practicing any acts that could reveal direct or indirect intervention in the performance of the services contracted.

4.1.2.2 -        It is up to the Contracted Party and, where applicable its Subcontractor, to select, remunerate, and manage in a sovereign, independent, and autonomous fashion their employees and all other professionals who need to be engaged to perform the services or to execute the work contracted.

4.1.3 - TECHNICAL TRAINING

4.1.3.1 -        Only legally constituted companies shall be contracted, which are capable of assuming the obligations established by law and directed to the segment in which they operate and that comply with the policies and procedures they have put in place to provide those services.

4.1.3.2 -        The Contracted Party must demonstrate to have the aptitude and technical-economic and administrative-financial capacity to carry out the legal or contractual obligations applicable to the services it provides.

4.1.3.3 -        GGLI shall keep up to date and make available the report containing the registration of service providers, previously qualified, considering as such only those who meet requirements set for each kind of contracting.

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4.2 - CONTRACTING SELF-EMPLOYED INDIVIDUALS

Hiring an independent professional or self-employed individual to perform services is permitted provided that they met all of the following requirements:

4.2.1 -                 The professionals providing these services must have high technical skills and act with autonomy and independence as consultants, and always for a predetermined period of time.

4.2.2 -                 There must be a proven need and strategic convenience for this hiring, defined, identified, and justified by the requesting area, and always for a fixed and predetermined period.

4.2.3 -                 The activities or services must have characteristics compatible with this mode of engagement that allows for the provider to act with independence and autonomy.

NOTE: The contracting of this kind of provider requires prior approval by the General Manager or Director responsible for the requesting area.

4.3 - SUBCONTRACTING

4.3.1 -                 Subcontracting part of the services (when necessary) is permitted as long as this condition has been previously indicated by the contractor during the negotiations that preceded and resulted in the execution of the contract.

4.3.2 -                 The subcontractor(s) shall be subject to the same conditions, requirements, and obligations imposed on the contracted party, including all clauses, paragraphs, and items contained in the contract executed between VCP and the contracted party.

4.3.3 -                 Service providing companies may subcontract the services when necessary, as long as authorized by the VCP areas responsible for the hiring.

4.4 - FORMER EMPLOYEES

4.4.1 - FORMER EMPLOYEE OF THE CONTRACTING PARTY

Contracted Parties or Subcontractors made up in whole or in part by former employees of the contracting party may be hired to perform services in the following conditions:

a) They are under a legally constituted entity.

b) They have completed a minimum period of six (6) months from the date of termination and the date of being hired to provide the services. Before this period, this person cannot be hired unless it is done so with written approval from the Director of the requesting area.

c) They must be treated on equal terms with the competition, and therefore must not be granted any privilege or advantage.

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For the purposes of this policy, a privilege or advantage shall be understood as inserting contractual clauses or conditions that directly or indirectly may dispel, reduce, or minimize the business risk for the Contracted Party and transfer it in whole or in part to the Contracting Party.

4.4.2 -     FORMER EMPLOYEE HIRED BY CONTRACTED PARTY OR SUBCONTRACTOR

The contracting of a service provider that has hired or intends to hire as an employee a worker who has already been employed by the Contracting Party shall be allowed after he/she has been checked by the Contracting Party as for any legal impacts and causes for terminating the former employment contract.

4.4.3 -     FORMER EMPLOYEE OF CONTRACTED PARTY OR SUBCONTRACTOR

Former employees of Contracted Parties or Subcontractors may be hired by the Contracting Party provided there is no provision against it in the service contract signed between the Contracting Party and the Contracted Party.

5. RESPONSIBILITIES

5.1 -                The responsibilities of the supplier and its subcontractor (if any) referred to in this policy apply not only to their employees but also their agents and/or representatives that by necessity or demand of the services have been engaged in executing the contract.

5.2 —       VCP shall not be liable for any obligation of the supplier, subcontractor, or any staff that is directly or indirectly carrying out the originally contracted.

5.3 -                During the execution of the services, it is completely up to the managers and/or supervisors of the service providers or subcontractors to oversee and monitor the manpower in activity on VCP’s premises.

5.4 -                The contracted party is subject to Law 9,711/98 (retention) requiring it to withhold 11% as a social security contribution from the gross value on the invoice, bill, or receipt.

6. ASSOCIATED BUSINESS RISKS

6.1 - COMPLIANCE

6.1.1 - EXTERNAL

a) Legal

b) Regulations

6.1.2 - INTERNAL

Non adherence to rules and procedures

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6.1.3 - AUTHORITY

Poorly managed outsourcing

6.2 - FINANCIAL RISKS

6.2.1 - ASSESSMENT FOR DECISION MAKING

a) Inadequate planning and budget

b) Inadequate regulated reports

6.3 - OPERATING RISKS

6.3.1 - PROCESSES

a) Dependence on Third Parties

b) Product/service failure

c) Not meeting customer expectations

d) Poor quality of products/services

e) Breach of contract

f) Inadequate internal communication

g) Lack of operational focus

6.3.2 - RIGHTNESS / ETHICS

a) Illicit acts

b) Frauds

6.3.3 - ASSESSMENT OF INFORMATION

a) Contractual Commitments not assumed

b) Inadequate regulated information

6.3.4 - HUMAN RESOURCES

a) Pressures from Unions

b) Inadequate Safety & Health

c) Inefficiency

d) Lack of manpower

e) High turnover

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7.        ANNEXES

Not applicable

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